CUSIP NO. 92656G 10 8                                       Page 11 of 12 Pages

                                                               EXHIBIT 99.17.1

                            LIBERTY MEDIA CORPORATION
                      8101 East Prentice Avenue, Suite 500
                            Englewood, Colorado 80111

                                                                   June 7, 1996

StarNet/CEA II Partners
StarNet, Inc.
c/o Communications Equity Associates
101 E. Kennedy Blvd., Suite 3300
Tampa, Florida  33602

Dear Sirs:

         Reference is made to the letter agreement, dated May 15, 1996 and accepted May 16, 1996, among Liberty Media Corporation ("Liberty"), StarNet/CEA II Partners and StarNet, Inc., and the Term Sheet attached thereto (collectively, the "Letter Agreement") pursuant to which we have entered into certain agreements with respect to the equity securities of Video Jukebox Network, Inc. ("VJN"), all as more fully described in the Letter Agreement.

         The parties hereto agree that the time period for the completion of Liberty's due diligence investigation of VJN and the execution of definitive documentation is extended to June 21, 1996; provided, that Liberty's obligations shall remain subject to (i) the satisfactory completion by Liberty of its due diligence examination of VJN, (ii) approval of such definitive agreements and the transactions contemplated thereby by Liberty's Board of Directors, and (iii) the absence of material adverse developments in the financial markets.

         By executing this agreement, the parties hereby affirm their respective obligations under the Letter Agreement, as amended hereby.

         If the foregoing is acceptable to you, please execute the copy of this agreement in the space below, at which time this instrument will constitute a binding agreement between us.

                                                     Very truly yours,

                                                     LIBERTY MEDIA CORPORATION

                                                     By:  /S/ DAVID KOFF
                                                          ---------------------
                                                          Name:  David Koff
                                                          Title:    V.P.

CUSIP NO. 92656G 10 8                                       Page 12 of 12 Pages

                                                                   June 7, 1996

ACCEPTED AND AGREED
this 7th day of June, 1996

STARNET/CEA II PARTNERS

By:  /S/ J. PATRICK MICHAELS,
     ---------------------------
      Name:  J. Patrick Michaels
      Title: Vice Chairman

STARNET, INC.

By:  /S/ H.F. LENFEST
     ---------------------------
         H.F. (Gerry) Lenfest
     Title: President